Exhibit 10.4

Execution Version

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is being executed and delivered as of June 1, 2026 by and among the undersigned (the “Subject Party”) in favor of and for the benefit of OpenPayd Global Holdings Limited, a Cayman Islands exempted company (“Pubco”), Titan Acquisition Corp, a Cayman Islands exempted company (“Purchaser”), Titan Acquisition Sponsor Holdco LLC, a Delaware limited liability company (the “Sponsor”), and OpenPayd Holdings Limited, a company limited by shares incorporated in England and Wales (together with its successors, the “Company”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, contemporaneously herewith, Purchaser, Pubco, the Company, the Sponsor (in its capacity as the Purchaser Representative), Ozan Özerk (in his capacity as Company Shareholders Representative), and the Company Shareholders entered into that certain Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, the parties hereto desire and intend to effect a business combination transaction whereby pursuant to the Plan of Merger and Section 233 of the Cayman Companies Act (a) Purchaser will merge with and into Pubco (the “Merger”), as a result of which (i) the separate corporate existence of Purchaser shall cease and Pubco shall continue as the surviving company and (ii) each issued and outstanding security of Purchaser immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled and extinguished, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, and (b) Pubco will acquire all of the Company Shares in exchange for the issuance to the Company Beneficial Owners, of Pubco Ordinary Shares (the “Share Acquisition” and, together with the Merger and the other Transactions and the Ancillary Documents, the “Transactions”), all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable Law;

WHEREAS, the Company, directly and indirectly through the Company Subsidiaries, operates a global rail-agnostic banking-as-a-service and payments platform for financial services infrastructure that provides fiat and crypto interoperability and enables businesses to (a) hold, issue and manage multi-currency fiat and crypto payment accounts and named virtual IBANs, process international and domestic payments and real-time settlements, execute fiat-to-fiat and crypto-to-fiat-to-crypto conversions and access banking services globally and (b) issue digital wallets, mint and burn stablecoins, send and receive on-chain payments, trade stablecoins and other digital assets, and access blockchains directly, all via a single API-driven infrastructure (the “Business”);

WHEREAS, in connection with the Transactions, and to enable Pubco, Purchaser and the Sponsor to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company, the Company Subsidiaries and each their respective successors and permitted assigns (collectively, the “Covered Parties”), each of Pubco, Purchaser and the Sponsor has required that the Subject Party enter into this Agreement; and

WHEREAS, the Subject Party is an equityholder of the Company, and as an equityholder of the Company, has contributed to the value of the Company and the Company Subsidiaries and has obtained extensive and valuable knowledge and confidential information concerning the Business of the Company and the Company Subsidiaries.

NOW, THEREFORE, in order to induce Pubco, Purchaser and the Company to enter into the Business Combination Agreement and consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subject Party hereby agrees as follows:

1. Restriction on Competition.

(a) Restriction. The Subject Party hereby agrees that during the period from the Share Acquisition Closing until the second anniversary of the Share Acquisition Closing Date (such period, the “Restricted Period”), the Subject Party will not, and will cause his controlled Affiliates (other than Pubco and its Subsidiaries) not to, without the prior written consent of Pubco (which may be withheld in its sole discretion), in any market worldwide in which the Covered Parties are engaged in the Business as of the Share Acquisition Closing Date or during the Restricted Period (the “Territory”), directly or indirectly, engage in any business that competes with the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, contractor, advisor or representative of, a business or entity (other than a Covered Party) that engages in or competes with the Business (a “Competitor”). Notwithstanding the foregoing, the Subject Party shall not be prohibited from: (i) directly or indirectly, owning solely as a passive investment not in excess of five percent in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national exchange or quoted on the Nasdaq or New York Stock Exchange, regardless of whether or not such corporation is a Competitor; (ii) owning a passive equity interest in a diversified private or public debt or equity investment fund (including without limitation hedge and mutual funds) in which the Subject Party does not have the ability to control or exercise any managerial influence over such fund; (iii) working for or becoming employed or engaged by a venture capital, private equity, or debt fund that owns equity interests in a Competitor so long as the Subject Party does not serve as an officer, director, employee, advisor, or consultant, or provide any services to any such Competitor; (iv) being employed by any government agency, college, university or other non-profit research organization or performing speaking engagements and receiving honoraria in connection with such engagements; (v) providing services to a non-competing business unit or non-competing division of an entity that also has a competing business unit or division; (vi) any activity consented to in writing by Pubco; provided that in all such instances, the Subject Party continues to abide by all confidentiality obligations in favor of the Covered Parties and their controlled Affiliates under all agreements containing such confidentiality obligations in accordance with their terms; (vii) owning, managing, financing or controlling, or participating in the ownership, management, financing or control of, or serving as an officer, director, member, partner, employee, agent, consultant, contractor, advisor or representative of, or otherwise engaging in any activity related to, the entities set forth on Schedule 1 (the “Permitted Investment Entities”) (the activities contemplated under clauses (i) through (vii) collectively, the “Permitted Ownership”).

(b) Acknowledgment. The Subject Party acknowledges and agrees, based upon the advice of legal counsel and/or on the Subject Party’s own education, experience and training, that (i) the Subject Party possesses knowledge of the trade secrets and confidential information of the Covered Parties and the Business, (ii) the Subject Party’s execution of this Agreement is a material inducement to Pubco, Purchaser and the Company to enter into the Business Combination Agreement and consummate the Transactions and to realize the goodwill of the Company and the Company Subsidiaries, for which the Subject Party and/or his Affiliates will receive a substantial direct or indirect financial benefit which the Subject Party agrees constitutes adequate consideration for entering into this Agreement, and that Pubco, Purchaser and the Company would not have entered into the Business Combination Agreement or consummated the Transactions but for the Subject Party’s agreements set forth in this Agreement, (iii) it would impair the goodwill of the Covered Parties and reduce the value of the assets of the Covered Parties and could cause serious and irreparable injury if the Subject Party were to use his ability and knowledge by engaging in the Business in the Territory in competition with a Covered Party in breach of this Agreement, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration and do not impose an undue hardship on the Subject Party and will not prevent the Subject Party from earning a living, (v) the consideration provided to the Subject Party under this Agreement and the Business Combination Agreement is not illusory, and (vi) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2. No Solicitation; No Disparagement.

(a) No Solicitation of Employees. The Subject Party agrees that, during the Restricted Period, the Subject Party will not and will not, to his knowledge (including information the Subject Party know or reasonably should have known), permit, direct or cause his controlled Affiliates (other than a Covered Party) to, without the prior written consent of Pubco (which may, other than as contemplated by the following Section 2(a)(i), be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor or consultant any Covered Personnel (as defined below), provided that with respect to this Section 2(a)(i), Pubco’s consent shall not be unreasonably withheld; (ii) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) intentionally interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party to the detriment of the Covered Parties; provided, however, that this Section 2(a) will not prevent the Subject Party or his controlled Affiliates from (A) placing or causing to be placed any general advertisements in newspapers and/or other media of general circulation (including, without limitation, advertisements posted on the Internet) that is not specifically targeted at any Covered Personnel and hiring or engaging any Covered Personnel who responds to such general advertisements on his or her own initiative without any direct or indirect solicitation in violation of the other terms hereof, (B) engaging any recruiting firm or similar organization to conduct a search on behalf of the Subject Party or his controlled Affiliates, so long as such recruiting firm or organization is instructed not to specifically target Covered Personnel and hiring or engaging any such person who responds to such recruiting firm or organization on his or her own initiative without any direct or indirect solicitation in violation of the other terms hereof, (C) employing or engaging any Covered Personnel who has not been employed by, or provided services to, a Covered Party for at least six months, (D) employing or engaging any Covered Person who contacts the Subject Party or his controlled Affiliates on his or her own initiative without any direct or indirect solicitation in violation of the terms hereof and (E) acting as a reference. For purposes of this Agreement, “Covered Personnel” shall mean any Person who (x) is a senior management-level employee of the Covered Parties during the Restricted Period, (y) was a senior management-level employee of the Covered Parties at any time during the one-year period immediately preceding the commencement of the Restricted Period, or (z) is or was, during the Restricted Period or the one-year period immediately preceding the commencement of the Restricted Period, a consultant or independent contractor of the Covered Parties who (I) had access to Covered Party Information, (II) provided services to the Covered Parties for a period of at least ninety (90) consecutive days, and (III) was known to the Subject Party; provided, however, that “Covered Personnel” shall not include any Person who, at the time of any hiring, engagement, or solicitation by a Covered Party, has provided services to, or been employed by, the Subject Party or any of his controlled Affiliates for at least six months prior to such hiring, engagement, or solicitation. The terms “consultant” and “independent contractor” do not include Persons who are actively providing services in their field to other companies, such as accounting or law firms. Nothing in this Section 2(a) shall prevent the Permitted Investment Entities from employing or engaging any consultant or independent contractor which also services a Covered Party, in each case, so long as such employment or engagement is not directed or caused by the Subject Party.

(b) Non-Solicitation of Customers and Suppliers. The Subject Party agrees that, during the Restricted Period, the Subject Party will not, to his knowledge (including information the Subject Party know or reasonably should have known), permit, direct or cause his controlled Affiliates (other than a Covered Party) to, without the prior written consent of Pubco (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) materially reduce the amount of business of such Covered Customer with any Covered Party with respect to the Business in the Territory, or otherwise materially alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business in the Territory; (ii) intentionally interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer to the detriment of the Covered Party; (iii) provide products or services that are part of the Business to Persons that the Subject Party knows or reasonably should know are Covered Customers in the Territory; provided, that this clause (iii) shall not prevent the Permitted Investment Entities from providing any products or services to any Persons (including any Covered Customers) in the operation of their respective businesses, so long as such provision of products or services to Covered Customers is not directed or caused by the Subject Party; or (iv) intentionally interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor or other service provider of a Covered Party during the Restricted Period to the detriment of the Covered Party; provided, however, that this Section 2(b) will not prevent the Subject Party or his controlled Affiliates from (A) placing or causing to be placed any general advertisements in newspapers and/or other media of general circulation (including, without limitation, advertisements posted on the Internet) that is not specifically targeted at the Covered Customers or Persons in clause (iv) or (B) any contact made in the ordinary course of business not related to the Business. For purposes of this Agreement, a “Covered Customer” shall mean any Person or entity who is or was an actual customer, contractor or client (or prospective customer, contractor or client with whom the Subject Party had knowledge that a Covered Party actively marketed or made or took specific action to make a proposal, in each case, within the last six months) of a Covered Party during the Restricted Period.

(c) Non-Disparagement. During the Restricted Period, (i) the Subject Party will not and will not permit his controlled Affiliates (other than a Covered Party) to directly or indirectly knowingly and intentionally make or publish (including through electronic mail distribution or online social media) any public written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging or damaging to the reputation or good will of one or more Covered Parties or their respective management, officers or employees and (ii) the Covered Parties will not and shall instruct the senior management of the Covered Parties not to directly or indirectly knowingly and intentionally make or publish (including through electronic mail distribution or online social media) any public written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging or damaging to the reputation or good will of the Subject Party or any of his controlled Affiliates. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict any Person or his, her or its controlled Affiliates from providing truthful testimony or information required by applicable law, legal process or by any court, arbitrator, mediator or legislative body, or in response to a subpoena or investigation by a Governmental Authority or in connection with any legal proceeding, this Agreement, the Business Combination Agreement or any other Ancillary Document. Disparaging or damaging statements made by any Person in the ordinary course in the performance of any executive role in Pubco, Company and any Company Subsidiary that are made in the good faith performance of his or her duties for the Covered Parties are excluded from this Section 2(c). For the avoidance of doubt, nothing in this Agreement prohibits any Person from communicating in good faith with a government agency, regulator or legal authority concerning any possible violations of federal or state or other law or regulation (provided that such Person is not authorized to waive attorney/client communications in doing so).

3. Confidentiality.

(a) During the Restricted Period, the Subject Party will, and will direct his Representatives to, keep confidential and not (except as otherwise permitted herein or, if applicable, in the performance of the Subject Party’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, publish, or provide access to, any and all Covered Party Information in breach of this Agreement without the prior written consent of Pubco (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material non-public or confidential materials and information disclosed to the Subject Party relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical information, computer hardware or software, operations, data processing, financial information, marketing strategies, customers, sales, pricing, human resources, employees, vendors, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form. Covered Party Information also includes information disclosed to any Covered Party by a third party to the extent that a Covered Party has an obligation of confidentiality in connection therewith. The term “Covered Party Information” does not include information that is, and the obligations set forth in this Section 3 will not apply to any Covered Party Information that: (i) is known or becomes available through other sources not known by the Subject Party to be bound by a confidentiality agreement or other confidentiality obligation with any Covered Party with respect to such material or information; (ii) is or becomes generally available to the public through no violation of this Agreement or other non-disclosure obligation of the Subject Party or any of his Representatives in breach of this Agreement; (iii) is already in the possession of the Subject Party at the time of disclosure through sources not known by the Subject Party to be bound by a confidentiality agreement or other confidentiality obligation to a Covered Party; or (iv) is independently developed by the Subject Party or on his behalf without reliance on any Covered Party Information.

(b) Notwithstanding anything to the contrary herein, the Subject Party and its Representatives shall be permitted to disclose Covered Party Information (i) to its accountants and advisors with a reasonable need to know of such information or (ii) in connection with enforcing the Subject Party’s rights, or defending any claims under, this Agreement, the Business Combination Agreement or any Ancillary Document. In addition, in the event the Subject Party or any of his Representatives is requested or required under any applicable law, regulation, order or legal, judicial or administrative process, including but not limited to an audit or examination by a regulator, bank examiner or self-regulatory organization (including by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Covered Party Information, the Subject Party shall, to the extent legally permissible, notify the Covered Party promptly of the request or requirement and cooperate (and direct his Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure (at the Covered Party’s sole cost and expense). If, in the absence of a protective order or the receipt of a waiver hereunder, such disclosure is still required, the Subject Party and his Representatives may disclose such portion of the Covered Party Information that they reasonably believe (based on the advice of counsel) is required, as it may be subsequently narrowed. Notwithstanding anything to the contrary contained herein, the Subject Party and his Representatives shall not be required to give notice and shall have no liability hereunder to the extent requested or required to disclose Covered Party Information to the applicable regulatory or self-regulatory authorities having supervisory jurisdiction over the Subject Party or his Representatives, as applicable, during the course of any regulatory audit or examination not targeted at the Covered Parties.

(c) Further, notwithstanding the Subject Party’s confidentiality and nondisclosure obligations, the Subject Party is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (x) is made (1) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (y) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (I) files any document containing the trade secret under seal; and (II) does not disclose the trade secret, except pursuant to court order.”

4. Representations and Warranties. The Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Share Acquisition Closing Date, that: (a) the Subject Party has full power and capacity to execute and deliver, and to perform all of the Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Party’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which the Subject Party is a party or otherwise bound. By entering into this Agreement, the Subject Party certifies and acknowledges that the Subject Party has carefully read all of the provisions of this Agreement, and that the Subject Party voluntarily and knowingly enters into this Agreement.

5. Remedies. The covenants and undertakings of the Subject Party contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. The Subject Party agrees that, in the event of any breach or threatened breach by the Subject Party of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to seek the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Business Combination Agreement or the other Ancillary Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award: (a) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or that monetary damages would be insufficient or posting bond or security, which the Subject Party expressly waives and (b) recovery of the Covered Party’s reasonable and documented attorneys’ fees and costs incurred in enforcing the Covered Party’s rights under this Agreement to the extent awarded by a court of competent jurisdiction in a final non-appealable order. The Subject Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Party) under or in connection with the Business Combination Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

6. Survival of Obligations. The expiration of the Restricted Period will not relieve the Subject Party of any obligation or liability arising from any breach by the Subject Party of this Agreement which occurred during the Restricted Period. The Subject Party further agrees that the time period during which the covenants contained in Sections 1, 2 and 3 of this Agreement will be effective will be computed by excluding from such computation any time during which the Subject Party is in violation of any of the provisions of such Sections.

7. Miscellaneous.

(a) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (i) in person, (i) by e-mail (having obtained electronic delivery confirmation thereof), (iii) by reputable, internationally recognized overnight courier service, or (iv) by registered or certified mail, pre-paid and return receipt requested; provided, however, that notice given pursuant to clauses (iii) and (iv) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (having obtained electronic delivery confirmation thereof); in each case to the applicable party hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice):

If to Purchaser at or prior to the Closing, to:

Titan Acquisition Corp
131 Concord Street
Brooklyn, NY 11201
Attn: Adeel Rouf
Email: adeel@titan-spac.com

With a copy (which will not constitute notice) to:

Winston & Strawn LLP
800 Capitol St., Suite 2400
Houston, TX 77002
Attn: Michael J. Blankenship
Email: mblankenship@winston.com

If to the Company prior to the Closing or to the Purchaser or Pubco following the Closing, to:

OpenPayd Holdings Limited
The Bower
207-211 Old Street
London, England, EC1V 9NR
Attn: Iana Dimitrova
Email: iana.dimitrova@openpayd.com

With a copy (which will not constitute notice) to:

Allen Overy Shearman Sterling US LLP
2601 Olive Street, 17th Floor.
Dallas, TX 75201
Attention: Alain Dermarkar and Michael Walraven
Email: dermarkar@aoshearman.com;
michael.walraven@aoshearman.com

If to Sponsor after the Closing, to:

Titan Acquisition Sponsor Holdco LLC
131 Concord Street
Brooklyn, NY 11201
Attn: Adeel Rouf
Email: adeel@titan-spac.com

With a copy (which will not constitute notice) to:

Winston & Strawn LLP
800 Capitol St., Suite 2400
Houston, TX 77002
Attn: Michael J. Blankenship
Email: mblankenship@winston.com

If to the Subject Party, to the most recent address listed on the signature page hereto.

(b) Integration and Non-Exclusivity. This Agreement, the Business Combination Agreement and the other Ancillary Documents contain the entire agreement between the Subject Party and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Subject Party and his controlled Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Business Combination Agreement and any other written agreement between the Subject Party or its Affiliate and any of the Covered Parties. Nothing in the Business Combination Agreement will limit any of the obligations, liabilities, rights or remedies of the Subject Party or the Covered Parties under this Agreement, nor will any breach of the Business Combination Agreement or any other agreement between the Subject Party or his controlled Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between the Subject Party, or his controlled Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to the Subject Party, or his controlled Affiliate, as applicable.

(c) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(d) Amendment; Waiver. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by, (i) if prior to the Closing, the Subject Party, the Company, Pubco, Purchaser and the Sponsor, and (ii) if following the Share Acquisition Closing Date, the Subject Party, Pubco and the Sponsor (or their respective permitted successors or assigns). Subject to the following sentence, each of the Subject Party, the Company, Pubco, Purchaser and the Sponsor, on behalf of itself and its affiliates, may seek to (A) waive any inaccuracy in the representations and warranties by such other non-affiliated party hereto contained herein or in any document delivered pursuant hereto, and (B) waive compliance by such other non-affiliated party hereto with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties hereto to be bound thereby. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

(e) Governing Law; Submission to Jurisdiction. This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of Laws that would otherwise require the application of Law of any other State. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HERETO HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES HERETO AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 7(a) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY DISPUTE WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7(e). For purposes of this Section 7, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Agreement, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Agreement or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Agreement.

(f) Successors and Assigns; Third Party Beneficiaries. Subject to Section 7(g), this Agreement and all of the provisions hereof shall be binding upon the Subject Party hereto and the Subject Party’s successors and permitted assigns, and will inure solely to the benefit of the Covered Parties and their respective successors and permitted assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of the Subject Party. The Subject Party agrees that the obligations of the Subject Party under this Agreement are personal and will not be assigned by the Subject Party.

(g) Third Parties. Nothing contained in this Agreement shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party; provided, that each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(h) Limitation on Subject Party’s Authorization to Act on Behalf of Covered Parties. In the event that the Subject Party serves as a director, officer, employee or other authorized agent of a Covered Party, the Subject Party shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

(i) Interpretation. The Section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (i) references to the singular shall include the plural and vice versa and references to one gender include any other gender; (ii) references to a “Person” includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organization, in each case whether or not having separate legal personality; (iii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iv) general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation and shall be deemed in each case to be followed by the words “without limitation”; (v) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (vi) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vii) the term “or” means “and/or”; and (viii) the word “day” means calendar day unless Business Day is expressly specified. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

(j) Counterparts. This Agreement may be executed and delivered (including by facsimile, email or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(k) Effectiveness. This Agreement shall be binding upon the Subject Party upon the Subject Party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Business Combination Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties hereto shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the date first written above.

Subject Party:

/s/ Ozan Özerk
Name:	Ozan Özerk

Address for Notice:

Address:

Email:

[Signature Page to Non-Competition Agreement]

Acknowledged and accepted as of the date first written above:

Pubco:

OPENPAYD GLOBAL HOLDINGS LIMITED

By:	/s/ Ozan Özerk
	Name:	Ozan Özerk
	Title:	Director

[Signature Page to Non-Competition Agreement]

Acknowledged and accepted as of the date first written above:

Purchaser:

TITAN ACQUISITION CORP.

By:	/s/ Frank Mastrangelo
	Name:	Frank Mastrangelo
	Title:	Chief Executive Officer

Sponsor:

TITAN ACQUISITION SPONSOR HOLDCO LLC

By:	/s/ Frank Mastrangelo
	Name:	Frank Mastrangelo
	Title:	Managing Member

[Signature Page to the Non-Competition Agreement]

The Company:

OPENPAYD HOLDINGS LIMITED

By:	/s/ Iana Dimitrova
	Name:	Iana Dimitrova
	Title:	Director

By:	/s/ David Bull
	Name:	David Bull
	Title:	Director

[Signature Page to Non-Competition Agreement]